As filed with the Securities and Exchange Commission on November 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERATECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Québec, Canada	2834	98-0618426
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

2015 Peel Street, Suite 1100

Montreal, Québec H3A 1T8

Canada

(514) 336-7800

(Address and telephone number of Registrant’s principal executive offices)

PUGLISI & ASSOCIATES

850 Library Ave.

Newark, DE 19711

(302) 738-6680

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jean-Pierre Chamberland Fasken Martineau DuMoulin LLP 800 Victoria Square, Suite 3500 P.O. Box 242, Montreal, Québec H4Z 1E9 Canada (514) 397-7445	Jocelyn Lafond Vice President, Legal Affairs, and Corporate Secretary Theratechnologies Inc. 2015 Peel Street, Suite 1100 Montreal, Québec H3A 1T8 Canada (514) 336-7800	Martin C. Glass Jenner & Block LLP 919 Third Avenue New York, NY 10022 USA (212) 891-1672

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of Québec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Units
Total		$150,000,000.00	$13,905.00

(1)

There are being registered under this registration statement such indeterminate number of common shares, preferred shares, subscription receipts, warrants, and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

3

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 22, 2021

THERATECHNOLOGIES INC.

US$150,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

We may, from time to time, during the 25-month period that this short form base shelf prospectus, including any amendments thereto (the “Prospectus”), remains valid, offer for sale up to US$150,000,000 (or the equivalent in other currencies or currency units determined at the time of issue) of: (i) common shares (“Common Shares”); (ii) preferred shares (“Preferred Shares”) issuable in one or more series; (iii) subscription receipts (“Subscription Receipts”); (iv) warrants (“Warrants”); (v) senior or subordinated secured or unsecured debt securities (“Debt Securities”); and (vi) units comprised of one or more of the other securities described in this Prospectus (“Units” and together with the Common Shares, Preferred Shares, Subscription Receipts, Warrants and Debt Securities, the “Securities”).

We are permitted, pursuant to the multi-jurisdictional disclosure system adopted by the United States and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of Securities in the United States should be aware that such requirements are different from those of the United States. Our financial statements incorporated herein by reference have been prepared under International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board and they are subject to Canadian auditor independence standards. As a result, they may not be comparable to the financial statements of U.S. companies.

Prospective purchasers of Securities should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. Such consequences for prospective purchasers of Securities who are residents in, or citizens of, the United States or Canada may not be fully described herein. Prospective purchasers of Securities should read the tax discussion contained in any applicable Prospectus Supplement (as defined below) with respect to a particular offering of Securities.

The ability of a purchaser of Securities to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, a number of our directors and officers and most of the experts named in this Prospectus are residents of Canada, and a substantial portion of our assets and all or a significant portion of the assets of those persons are located outside of the United States. See “Enforceability of Civil Liabilities by U.S. Investors”.

An investment in Securities involves significant risks that should be carefully considered by prospective purchasers before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective purchasers in connection with any investment in Securities. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission or Canadian securities regulator has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set out in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus including without limitation: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the series, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), any dividend rate and the related dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the exchange of the Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants offered, the issue price, the terms, conditions and procedures for the exercise of the Warrants, the amount and type of securities that holders thereof will receive upon exercise thereof and any other terms specific to the Warrants being offered; (v) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit in which the Debt Securities will be issued, the maturity date, interest provisions (if applicable), authorized denominations, the offering price, covenants, events of default, any terms for redemption at our option or at the option of the holder, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other indebtedness, whether the Debt Securities will be secured or unsecured and any other terms specific to the Debt Securities being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. The Securities may be offered separately or together in any combination (including in the form of Units). Certain of our securityholders (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the Nasdaq Stock Market (“Nasdaq”) under the symbol “TH” and “THTX”, respectively. Our 5.75% convertible unsecured senior notes due June 30, 2023 (the “5.75% Notes”) are listed and posted for trading on the TSX under the symbol “TH.DB.U”. On November 19, 2021, being the last trading day prior to the date of this Prospectus, the closing price of the Common Shares and the 5.75%

Notes on the TSX was Cdn$4.40 and US$3.48, respectively, and the closing price of the Common Shares on the Nasdaq was US$3.44.

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities (other than the 5.75% Notes) or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.

Securities may be sold to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us or a Selling Securityholder in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us or the Selling Securityholders, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the Nasdaq or other existing trading markets for the Securities, and as set forth in an applicable prospectus supplement), Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

To the extent permitted by applicable law, in connection with any underwritten offering of Securities, other than transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

No underwriter, dealer or agent in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items.

The offering of Securities may be subject to approval of certain legal matters on our behalf by Fasken Martineau DuMoulin LLP with respect to Canadian legal matters, and Jenner & Block LLP with respect to United States legal matters.

Mr. Joseph Arena, one of our directors, resides outside of Canada and has appointed the Corporation, 2015 Peel Street, Suite 1100, Montreal, Québec, Canada, H3A 1T8, as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the person has appointed an agent for services of process in Canada.

Our head office and principal place of business are located at 2015 Peel Street, Suite 1100, Montreal, Québec, Canada, H3A 1T8.

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, “$”, “Cdn$” or “Canadian dollars” means lawful currency of Canada and “United States dollars” or “US$” means lawful currency of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Theratechnologies”, the “Corporation”, “we”, “us”, and “our” mean Theratechnologies Inc. and its consolidated subsidiaries.

This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide prospective purchasers of such Securities with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers of Securities should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference”.

This Prospectus does not contain all of the information set out in the Corporation’s registration statement on Form F-10 (the “Registration Statement”), certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

Prospective purchasers of Securities should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide prospective purchasers of Securities with different or additional information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. Prospective purchasers of Securities should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the respective dates of those documents, as our business, results of operations, financial condition and prospects may have changed since those dates. This Prospectus should not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces of Canada, which have also been filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at 2015 Peel Street, Suite 1100, Montreal, Québec, Canada, H3A 1T8, telephone: 514-336-7800 and are also available electronically at www.sedar.com and in the United States through the SEC’s website at www.sec.gov.

The following documents filed with securities commissions or similar authorities in each of the Provinces of Canada in which this Prospectus has been filed are incorporated by reference into and form an integral part of this Prospectus:

(a)	the management proxy circular of the Corporation dated April 12, 2021 for the annual meeting of shareholders held on May 13, 2021;

(b)	the annual information form of the Corporation dated February 24, 2021 in respect of the fiscal year ended November 30, 2020 (the “AIF”);

(c)

the audited comparative consolidated annual financial statements of the Corporation for the fiscal years ended November 30, 2020 and 2019, together with the notes thereto and the auditors’ report thereon, except that the footnote to the audit report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into the Registration Statement on Form F-10 of which this Prospectus forms a part;

(d)	the management’s discussion and analysis of the Corporation for the fiscal year ended November 30, 2020 (the “Annual MD&A”);

(e)

the unaudited interim consolidated financial statements of the Corporation for the three- and nine-month periods ended August 31, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”);

(f)	the management’s discussion and analysis of the Corporation for the three- and nine-month periods ended August 31, 2021 (the “Interim MD&A”);

(g)

the material change report of the Corporation dated January 20, 2021 with respect to the completion by Theratechnologies of a bought-deal public offering of 16,727,900 units at a price of US $2.75 per unit for aggregate gross proceeds to the Corporation of US $46,001,725; and

(h)

the material change report of the Corporation dated July 22, 2021 with respect to the timing of initiating a Phase 3 clinical trial evaluating tesamorelin for the treatment of non-alcoholic steatohepatitis (“NASH”) and the securing of additional resources, including the search of a partner, to initiate such trial.

Any document of the type referred to in Section 11.1 of Form 44-101F1 of National Instrument 44-101 - Prospectus Distributions and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which the Prospectus forms a part. In addition, we may incorporate by reference into the Prospectus, or the Registration Statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and to the extent expressly provided therein.

Upon a new annual information form and related annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, accompanying management’s discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the accompanying management’s discussion and analysis filed prior to the new interim financial statements shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including certain documents incorporated by reference in this Prospectus, contains forward-looking statements and forward-looking information (collectively, the “forward-looking statements”) within the meaning of applicable securities laws, including the “safe harbour” provisions of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often, but not always, identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “guidance”, “may”, “will”, “should”, “could”, “estimate”, “foresee”, “predict”, “potential”, “to its knowledge” or similar words (including negative and grammatical variations thereof) suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this Prospectus and the documents incorporated by reference into this Prospectus include, but are not limited to statements pertaining to: the terms of the Securities to be issued and the description thereof in the applicable Prospectus Supplement; the use of proceeds from any offering of Securities; the availability of a trading market for the Securities; the timelines to make filings with regulatory agencies to seek regulatory approval of drug candidates or new modes of administration or devices; our expectations regarding the commercialization of EGRIFTA SV® and Trogarzo®; our ability and capacity to grow the sales of EGRIFTA SV® and Trogarzo® successfully in the United States as well as Trogarzo® in Europe; the market acceptance of EGRIFTA SV® and Trogarzo® in the United States; the market acceptance of Trogarzo® in Europe; our capacity to meet supply and demand for our products; the continuation of our collaborations and other significant agreements with our existing commercial partners and third-party suppliers and our ability to establish and maintain additional collaboration agreements; our success in continuing seeking and in maintaining reimbursement for EGRIFTA SV® and Trogarzo® by third-party payors in the United States; the success and pricing of other competing drugs or therapies that are or may become available; our ability to maintain intellectual property rights in EGRIFTA SV® and tesamorelin; our ability to develop and protect new intellectual property; our ability and capacity to launch Trogarzo® in countries of the European Union; our success in obtaining reimbursement for Trogarzo® in countries of the European Union; our capacity to develop tesamorelin and obtain approval thereof for the treatment of NASH in the general population; the United States Food and Drug Administration (“FDA”) approval of a new formulation of tesamorelin (“F8”); our ability to develop a multi-dose pen injector for use with the F8 and to obtain approval thereof; our success in conducting our Phase 1 clinical trial using our peptide-drug conjugate (“PDC”) TH1902; our capacity to develop other PDCs from our oncology platform SORT1+ TechnologyTM and obtain positive results therefrom; our capacity to secure additional funding or find a partner to initiate the development of tesamorelin for the treatment of NASH in the general population; our capacity to acquire or in-license new products and/or compounds; our expectations regarding our financial performance, including revenues, expenses, gross margins, profitability, liquidity, capital expenditures and income taxes; and our estimates regarding our capital requirements.

This information involves known or unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. In addition, this Prospectus and the documents incorporated by reference herein may contain forward-looking statements attributed to third party industry sources. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. See also “Forward-Looking Statements” in the AIF and “Forward-Looking Information” in the Annual MD&A and the Interim MD&A, which are incorporated by reference into this Prospectus and which are available at www.sedar.com and through the SEC’s website at www.sec.gov for further information with respect to forward-looking statements.

Some of the risks and other factors which could cause actual results to differ materially from those expressed in the forward-looking statements contained in this Prospectus and in certain documents incorporated by reference herein include, but are not limited to: the adverse impact of the COVID-19 pandemic on (a) the Corporation’s sales efforts and sales initiatives, (b) the capacity of the Corporation’s suppliers to meet their obligations vis-à-vis the Corporation, (c) the Corporation’s research and development activities, including the enrolment of patients for its planned and ongoing clinical trials, (d) the health of the Corporation’s employees and Theratechnologies’ capacity to rely on its resources, as well as (e) global trade; untoward side effects resulting from the long-term use of our products; product recalls, manufacturing issues resulting in product shortage; decreased sales of our products; non acceptance by the marketplace of EGRIFTA SV® and Trogarzo® in the United States and of Trogarzo® in Europe; current and upcoming competition; difficulties in obtaining a commercially reasonable price for Trogarzo® from national authorities in Europe as well as reimbursement in the European countries where we intend to commercialize Trogarzo®; litigation with third parties regarding our intellectual property; loss of patent protection in 2023 for the commercialization of EGRIFTA SV® in lipodystrophy; litigation with our third-party suppliers; non-approval by the FDA of the F8; the failure to develop a multi-dose pen injector or non-approval thereof; the failure to complete our development programs as a result of our incapacity to recruit enough patients or because of negative results; the Corporation’s inability to secure additional resources or to find a partner to initiate its Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH in the general population; lack of financial resources to fund our business plan; delays due to unforeseen events, negative operating cash flow and the other factors described under “Risk Factors” in this Prospectus, and under “Risk Factors” in the

AIF and “Risks and Uncertainties” in the Annual MD&A, which are incorporated by reference herein, and described in other filings made by the Corporation with Canadian securities regulatory authorities.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. The factors listed above should be considered carefully and we caution prospective purchasers of Securities not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. Further information regarding these factors may be found under the heading “Risk Factors” in this Prospectus, and under “Risk Factors” in the AIF and “Risks and Uncertainties” in the Annual MD&A, and in our most recent news releases.

Prospective purchasers of Securities are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. No assurance can be given that the expectations reflected in the forward-looking statements contained in this Prospectus will prove to be correct. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement under the United States Securities Act of 1933, as amended (the “1933 Act”) with respect to the Securities of which this Prospectus forms a part. This Prospectus does not contain all of the information set out in the Registration Statement. For further information about us and the Securities, we advise United States prospective purchasers of Securities to refer to the Registration Statement and its exhibits. See “Documents Filed as Part of the Registration Statement.”

We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. Under the MJDS, we generally may prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the Registration Statement that we have filed with respect to the Securities.

Copies of reports, statements and other information that we file with the Canadian provincial securities regulatory authorities are electronically available under the Corporation’s profile at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

We are a corporation incorporated under, and governed by, the Business Corporations Act (Québec) (the “QBCA”). All but one of our directors, and all but two of our officers, and most of the experts named in this Prospectus, including the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets and our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. There may be doubt as to the enforceability, in original actions in Canadian courts, of liabilities predicated upon the United States federal or state securities laws or other laws of the United States and as to the enforceability in Canadian courts of the judgments of United States courts obtained in actions predicated upon the civil liability provisions of United States federal or state securities laws or other laws of the United States.

We filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi & Associates, 850 Library Avenue, Newark, DE, 19711, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus and any Prospectus Supplement.

MARKET AND INDUSTRY DATA

Market data and certain industry statistics used in this Prospectus or the documents incorporated herein by reference were obtained from internal surveys, market research, publicly available information and industry publications. External industry sources and publications generally state that the information contained therein has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and industry and market data, while believed to be reliable, have not been independently verified, and we do not make any representation as to the accuracy or completeness of such information. While we are not aware of any misstatements regarding any industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Forward-Looking Statements” and “Risk Factors” in this Prospectus.

NON-IFRS MEASURES

The information presented in this Prospectus, including certain documents incorporated by reference herein, includes measures that are not determined in accordance with IFRS or U.S. generally accepted accounting principles (“U.S. GAAP”) including the financial measures such as “Adjusted EBITDA”, that are used by us as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS or U.S. GAAP and our computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS or U.S. GAAP as an indicator of performance. We believe these measures may be useful supplemental information to assist investors in assessing our operational performance from one period to the next without the variation caused by certain adjustments that could potentially distort the analysis of trends in our business, and because we believe it provides meaningful information on our financial condition and operating results. The non-IFRS measures also provide investors with insight into our decision making as we use these non-IFRS measures to make financial, strategic and operating decisions.

Because non-IFRS measures do not have a standardized meaning and may differ from similarly-named computations as reported by other entities, securities regulations require that non-IFRS measures be clearly defined and qualified, reconciled with their nearest IFRS measure and given no more prominence than the closest IFRS measure. Such information is presented in the sections dealing with these financial measures in the documents incorporated by reference herein, including our Interim MD&A. See “Documents Incorporated by Reference” above.

Non-IFRS measures are not audited. These non-IFRS measures have important limitations as analytical tools and investors are cautioned not to consider them in isolation or place undue reliance on ratios or percentages calculated using these non-IFRS measures.

PRESENTATION OF FINANCIAL INFORMATION

Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with IFRS which differs in some significant respects from U.S. GAAP and thus this financial information may not be comparable to the financial statements of U.S. companies.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The Corporation’s functional and presentation currency for the purpose of its financial statements is the United States dollar. Except as otherwise provided, all references to “$”, “Cdn$” or “Canadian dollars” included or incorporated by reference into this Prospectus refer to Canadian dollar values and all references to “US$” or “United States dollars” are used to indicate United States dollar values.

The daily exchange rate on November 19, 2021 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn$1.00 equals US$0.7912 and for the conversion of United States dollars into Canadian dollars was US$1 equals Cdn$1.2639.

THE CORPORATION

We were incorporated under Part IA of the Companies Act (Québec) (the “CAQ”), on October 19, 1993 under the name Theratechnologies Inc. We amended our articles on October 20, 1993 by repealing the restrictions applicable to private companies. On December 6, 1993, we again amended our articles to increase the number of directors and to modify our share capital. On March 26, 1997, we further modified our share capital to consist of an unlimited number of common shares and an unlimited number of preferred shares. Finally, on June 21, 2011, we amended our articles to give the power to our directors to appoint a number of additional directors equal to 33.33% of the number of directors elected at the last shareholders meeting preceding any appointment.

On February 14, 2011, the CAQ was abrogated and replaced by the QBCA, and companies governed by Part IA of the CAQ such as us became business corporations governed by the QBCA. Accordingly, we did not have to file articles of continuation or amend our existing corporate articles. The QBCA was applicable immediately without having to complete any formalities.

The following chart illustrates our current corporate structure.

(1)	These are no longer active subsidiaries. We intend to wind-up these subsidiaries into Theratechnologies.

Our head office and principal place of business are located at 2015 Peel Street, Suite 1100, Montreal, Québec, Canada, H3A 1T8.

OUR BUSINESS

We are a biopharmaceutical company focused on the development and commercialization of innovative therapies addressing unmet medical needs. We have a promising pipeline of investigational medicines in oncology and NASH and two approved medicines (EGRIFTA SV® and Trogarzo®) for people living with HIV. The Corporation has a sales and marketing infrastructure to commercialize its products in the U.S. and Europe. We continue to assess the market for potential product acquisitions or in-licensing transactions that would be complementary to our business and further drive future sustainable growth and value creation.

Research and Development Pipeline

The Corporation has established a promising pipeline of investigational medicines in areas of high unmet need, including oncology, NASH and HIV.

Oncology - SORT1+ TechnologyTM

We are currently developing a platform of new proprietary peptides for cancer drug development targeting SORT1 receptors called SORT1+ TechnologyTM. SORT1 is a receptor that plays a significant role in protein internalization, sorting and trafficking. It is highly expressed in cancer cells compared to healthy tissue making it an attractive target for cancer drug development. Expression has been demonstrated in, but not limited to, ovarian, triple-negative breast, endometrial, skin, small cell and non-small cell lung, colorectal and pancreatic cancers. Expression of SORT1 is associated with aggressive disease, poor prognosis and decreased survival. Preliminary assessments have demonstrated that the SORT1 receptor is expressed in 40% to 90% of cases of endometrial, ovarian, colorectal, triple-negative breast and pancreatic cancers.

The Corporation’s innovative PDCs generated through our SORT1+ TechnologyTM demonstrate distinct pharmacodynamic and pharmacokinetic properties that differentiate them from traditional chemotherapy. In contrast to traditional chemotherapy, our proprietary PDCs are designed to enable selective delivery of certain anti-cancer drugs within the tumor microenvironment, and more importantly, directly inside SORT1 cancer cells. Commercially available anticancer drugs, like docetaxel, doxorubicin or tyrosine kinase inhibitors are conjugated to our peptide to specifically target SORT1 receptors. This could potentially improve the efficacy and safety of those agents.

In preclinical data, the Corporation’s lead investigational PDC, TH1902, derived from our SORT1+ TechnologyTM, has shown to improve anti-tumor activity and reduce neutropenia and systemic toxicity compared to traditional chemotherapy. Additionally, in preclinical models, TH1902 has shown to bypass the multidrug resistance protein 1 (MDR1; also known as P-glycoprotein) and inhibit the formation of vasculogenic mimicry - two key resistance mechanisms to chemotherapy treatment. TH1902 combines our proprietary peptide and the cytotoxic drug, docetaxel.

In December 2020, we filed an IND application with the FDA for the Phase 1 first-in-human clinical trial evaluating TH1902 for the treatment of various cancers. The FDA granted fast track designation to TH1902 as a single agent for the treatment of all sortilin-positive recurrent advanced solid tumors that are refractory to standard therapy. In March 2021, a Phase 1 clinical trial was initiated evaluating TH1902 for the treatment of cancers where the sortilin receptor is expressed. The Phase 1 clinical trial design includes a Part A dose escalation study to evaluate the safety, pharmacokinetics, maximum tolerated dose (“MTD”) and preliminary anti-tumor activity of TH1902 administered once every three weeks in patients with advanced solid tumors refractory to available anti-cancer therapies. Once the MTD is determined, the Corporation plans to enroll a total of 40 additional patients will be enrolled in a Part B study to evaluate the potential anti-tumor activity of TH1902 in patients with endometrial, ovarian, colorectal, triple-negative breast and pancreatic cancers.

The Corporation’s Phase 1 study evaluating its novel investigational proprietary PDC TH1902 for the treatment of sortilin-positive cancers is progressing as planned. To date, the study has dosed several patients with tumors for which no known effective therapies exist, with some receiving more docetaxel, when conjugated to TH1902, than the indicated dose of docetaxel alone (80-100mg/m2). Patients that have received up to 300mg/m2 of TH1902 (the equivalent of 130mg/m2 of docetaxel), or approximately 1.5 times the indicated dose of docetaxel, have not experienced any grade 2 adverse events. One of the patients dosed received 420mg/m2 of TH1902, or approximately two times the indicated dose of docetaxel, and experienced a grade 4 adverse event (neutropenia). After review of the data related to the grade 4 adverse event, we will enroll three additional patients who will be receiving 420mg/m2 of TH1902 as per the protocol. Part A of the Phase 1 trial is ongoing until the MTD is identified.

The Corporation has retained the services of a global, large-scale CRO to assist with the conduct of its Phase 1 clinical trial.

The Corporation has reduced the time spent on preclinical work on TH1904, its second PDC derived from its SORT1+ TechnologyTM, and has begun working on other PDCs, primarily to advance a PDC using SN38.

The SORT1+ TechnologyTM was acquired in February 2019 as part of the acquisition of Katana Biopharma Inc. (“Katana”). Through the acquisition, Theratechnologies obtained the worldwide rights to this platform based on a license agreement entered into between Katana and Transfer Plus L.P. (the “License Agreement”). Under the License Agreement, we obtained an exclusive royalty-bearing license to develop, make, have made, sell, offer to sell, distribute, import or otherwise commercialize any drug product issued from the licensed technology.

Tesamorelin

The Corporation continues to work on the development of tesamorelin. It has now developed a new formulation, the F8, and is actively working on the development of a device for use with the F8. It is also contemplating launching a Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH in the general population.

Tesamorelin – F8

In fiscal year 2020, the Corporation completed the evaluation and development of the F8 which, based on internal studies, is bioequivalent to the original commercialized formulation of tesamorelin (F1 formulation). The F8 has a number of advantages over the current formulation of EGRIFTA SV®. Specifically, it is twice as concentrated resulting in a smaller volume of administration and is intended to be presented in a multi-dose vial that can be reconstituted once per week. Similar to the current formulation of EGRIFTA SV®, the Corporation expects the F8 to be stable at room temperature before and after reconstitution. The Corporation plans on filing a supplemental Biologics License Application (an “sBLA”) with the FDA for the F8 in the first calendar quarter of 2022 for use in the lipodystrophy market.

The F8 is patent protected in the U.S. until 2033 and until 2034 in major European countries.

Tesamorelin - Device

The Corporation is also currently working on the development of a multi-dose pen injector to be used in conjunction with the F8. Although the Corporation was planning on filing an sBLA for this device in early 2022, the development is still ongoing and the targeted timeline to file an sBLA with the FDA has been delayed.

Tesamorelin - NASH

In November 2020, the Corporation filed an Investigational New Drug Application (“IND”) with the FDA for the Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH and received a “Study May Proceed” letter for the Phase 3 clinical trial from the FDA in December 2020. The IND filing followed the Corporation’s announcement made in September 2020 regarding its intent to develop tesamorelin for the treatment of NASH in the general population.

On July 15, 2021, the Corporation announced that it had completed discussions with the FDA following an end of Phase 2 meeting and with the European Medicines Agency (the “EMA”) following a scientific advice meeting regarding the Phase 3 clinical trial in NASH.

The finalized Phase 3 trial design is planned for a multicenter, randomized, double-blind, placebo-controlled two-part study designed to evaluate the safety and efficacy of tesamorelin in liver-biopsy confirmed patients with NAS score of at least 4 and stage 2 or 3 fibrosis. Part 1 of the study will include a total of approximately 1,100 patients (1:1, tesamorelin:placebo), including approximately 75 to 100 people living with HIV. A second liver biopsy will be performed after the first approximately 1,100 participants have completed 18 months of treatment. This should form the basis for filing an sBLA with the FDA.

The clinical trial will also include a futility analysis that would be conducted after the first approximately 400 patients have completed 18 months of treatment and have received a second liver biopsy. The futility analysis will provide a perfunctory review indicating if an early treatment effect with tesamorelin has been observed and will determine if the study should proceed as planned.

Following a potential sBLA approval, Part 2 of the trial will continue to enroll an additional approximately 1,800 patients (3:1, tesamorelin:placebo) to continue to measure clinical outcomes over a period of five years. A total of approximately 2,900 patients are expected to be enrolled.

Based on the aforementioned discussions with regulatory agencies, the final Phase 3 clinical trial design will result in higher costs than what the Corporation had previously estimated. As a result of the total cost of the Phase 3 clinical trial, the Corporation is evaluating its options to best execute its late-stage development program, including seeking a potential partner or securing financing. An external U.S.-based biopharma advisory firm was retained to assist in identifying a potential partner.

Ibalizumab

Ibalizumab – New Modes of Administration

Based on an internal data assessment, the TMB-302 study evaluating an intravenous push mode of administration (“IV Push”) of Trogarzo® for the treatment of HIV-1 infection achieved consistent and statistically significant results demonstrating that there was no difference in pharmacokinetics between IV Push and intravenous infusion. This more convenient IV Push may offer patients a rapid infusion time and requires only two quick infusions per month potentially increasing patient compliance thereby allowing patients to benefit from long-acting protection against HIV-1 when Trogarzo® is administered with other antiretroviral therapies (“ARVs”). Based on these results, an sBLA is expected to be filed with the FDA in the fourth quarter of 2021. The study was conducted and funded by the Corporation’s partner, TaiMed Biologics Inc. (“TaiMed”).

Theratechnologies and TaiMed are also evaluating an intramuscular method of administration for Trogarzo® within the TMB-302 study. A protocol amendment was approved by the FDA and patient screening is planned for the fourth quarter of 2021. The study will be conducted and funded by Theratechnologies with support from TaiMed. Under the terms of our agreement with TaiMed, we are entitled to commercialize the new methods of administration of Trogarzo® if, and when, approved.

Ibalizumab – Phase 4 Study

In connection with the September 2019 approval of Trogarzo® in Europe, the Corporation is initiating a post-authorization efficacy study, also known as a registry, in the EU to evaluate the real-world long-term efficacy and safety of Trogarzo® in combination with other ARVs, at the EMA’s request. The study, named Prospective and Retrospective, Observational Multicenter Ibalizumab Study of Efficacy (PROMISE), is expected to have sites activated in the European Union in the fourth quarter of 2021. A similar study, which is intended to collect real-world clinical data of Trogarzo® in the U.S. (PROMISE-US), is expected to begin in the first quarter of 2022.

Commercialized Products

EGRIFTA SV® (tesamorelin for injection)

EGRIFTA SV® is a new formulation of EGRIFTA® that was originally approved in 2010 by the FDA for the reduction of excess abdominal fat in HIV-infected patients with lipodystrophy. EGRIFTA SV® is also indicated for the reduction of excess abdominal fat in HIV-infected patients with lipodystrophy and was launched in the United States in November 2019. Unlike EGRIFTA®, EGRIFTA SV® can be kept at room temperature, comes in a single vial and has a higher concentration resulting in a smaller volume of administration.

EGRIFTA® (tesamorelin for injection) was also approved by Health Canada in March 2015 for the treatment of excess visceral adipose tissue, as assessed by waist circumference greater than or equal to 95 cm for men and greater than or equal to 94 cm for women, and confirmed by a visceral adipose tissue (VAT) level greater than 130 cm2 by CT scan, in treatment-experienced adult HIV-infected patients. It was launched in Canada in June 2015. Sales of EGRIFTA® in Canada are not material to our business and we did not seek the approval of EGRIFTA SV® in this country.

Trogarzo®

Trogarzo® (ibalizumab-uiyk) injection, was approved by the FDA in March 2018 and was made commercially available in the United States in April 2018. Trogarzo® is under license to us following the execution of an amended and restated distribution and marketing agreement dated March 6, 2017, as amended (the “TaiMed Agreement”), between us and TaiMed pursuant to which we acquired the exclusive right to distribute and commercialize ibalizumab in Canada, in the United States, in Europe and in certain other additional countries. On November 5, 2019, we and TaiMed amended some of the terms of the TaiMed Agreement to crystallize our understanding regarding the responsibility of each of the parties thereto in connection, amongst other things, with the delivery, packaging, exporting and importing of Trogarzo® into the European territory.

Trogarzo® is a humanized monoclonal antibody and, in the United States, is indicated for the treatment of human immunodeficiency virus type 1, or HIV-1, infection in heavily treatment-experienced adults with multidrug resistant, or MDR, HIV-1 infection failing their current antiretroviral regimen.

On September 26, 2019, the EC approved Trogarzo® for commercialization in the European Union. In this territory, Trogarzo®, in combination with other antiretroviral(s), is indicated for the treatment of adults infected with multidrug resistant HIV-1 infection for whom it is otherwise not possible to construct a suppressive antiviral regimen.

The commercialization of Trogarzo® in Europe is done through our wholly-owned subsidiary, Theratechnologies Europe Limited, located at 2 Hume Street, Dublin 2, D02 DV24, Ireland. We and the Italian Medicines Agency have reached a pricing and reimbursement agreement for Trogarzo®. We expect Trogarzo® to be commercially available to all eligible patients in Italy before the end of 2021.

For further information regarding the commercialization of our products, see the AIF and the other documents incorporated by reference herein.

RISK FACTORS

An investment in the Securities is subject to various risks including those risks inherent to our business. Prospective purchasers of Securities should carefully consider the risk factors contained in the documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) including in the risk factors section contained in our most recent AIF and our most recently filed annual and quarterly MD&A and those described in any Prospectus Supplement relating to a specific offering of Securities. The risks and uncertainties described therein are not the only ones we face.

Additional risks and uncertainties, including those of which we are currently unaware or deem immaterial, may adversely affect our business, financial condition or results of operations. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. In addition, the following risk factors relate to the Securities qualified by this Prospectus.

The conduct of the Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH in the general population will be costly and the Corporation has decided to secure additional resources, including finding a partner, prior to initiating such clinical trial, all of which will result in a postponement of the initiation of such trial. Although the Corporation has begun the search for a potential partner, there can be no assurance that a partner will be found or that a partnership agreement will be entered into on terms satisfactory to the Corporation. If a partner is not found, the Corporation will need to look for alternatives to secure additional resources but there can be no guarantee that the Corporation will secure such resources in an amount sufficient to initiate its Phase 3 clinical trial. Moreover, the Corporation has no meaningful Phase 2 clinical data evaluating tesamorelin for the treatment of NASH in the general population and any results obtained from the conduct of one Phase 3 clinical trial will have to show substantial evidence that tesamorelin is safe and effective for the treatment of NASH in the general population. Finally, the Corporation’s decision to design its Phase 3 clinical trial to meet the FDA’s primary endpoints may prevent the Corporation from seeking approval of tesamorelin for the treatment of NASH in the general population from the EMA since the primary endpoint for this agency is different from that of the FDA. If the Corporation is unable to secure additional resources to initiate its Phase 3 clinical trial, the conduct of such trial could be cancelled. If the Corporation is unable to meet the endpoints of its Phase 3 clinical trial, it will not receive approval for tesamorelin for the treatment of NASH in the general population. And, even if the Corporation meets the endpoints of Part 1 of the Phase 3 clinical trial and obtains a conditional approval letter from the FDA, the Corporation could lose such approval if Part 2 of the Phase 3 clinical trial is unable to show evidence on the resolution of certain clinical outcomes. If the conduct of the clinical trial is cancelled, or if the Corporation does not receive approval for tesamorelin for the treatment of NASH in the general population, its potential long-term revenues, growth and prospects will be materially adversely affected.

The Corporation held discussions with the FDA and the EMA to finalize its Phase 3 clinical trial design, which discussions concluded in July 2021. As a result of such discussions, the trial design will result in higher costs than what the Corporation had previously estimated. The Corporation has decided to postpone the initiation of its Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH in the general population until it can secure additional resources to execute its program and has initiated a search to find a partner for that purpose.

There can be no guarantee that the Corporation will be able to initiate its Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH if it is unable to secure substantial additional resources, either from a financing, a partnership or other means that it could resort to. In addition, the Corporation may not be able to find a partner to help with securing additional resources. Even if the Corporation finds a partner, the terms and conditions pursuant to which such partner may be interested in assisting the Corporation may not be suitable to the Corporation or may be unfavorable. Under such circumstances, the Corporation may decide to forego the search of a partner and turn to alternative sources of financing. If the Corporation is unable to secure additional resources, it may further postpone the initiation of its Phase 3 clinical trial until it can secure additional resources or may cancel its Phase 3 clinical trial evaluating tesamorelin for the treatment of NASH in the general population. If the Corporation is unable to, or does not proceed with, the development of tesamorelin for the treatment of NASH in the general population, it could have a material adverse effect on its potential long-term revenues, growth and prospects.

Even if the Corporation secures additional resources to initiate its Phase 3 clinical trial, there can be no guarantee that the FDA will approve tesamorelin for the treatment of NASH in the general population since the FDA recommended the Corporation to conduct a Phase 2 clinical trial to generate data resulting from the use of tesamorelin in patients suffering from NASH and since the Corporation must meet the primary endpoints set forth by the FDA in its guidelines. Given the lack of Phase 2 data resulting from the use of tesamorelin in patients suffering from NASH, the data from the Phase 3 clinical trial will have to demonstrate substantial evidence of the safety and effectiveness of tesamorelin for the treatment of NASH in the general population. In addition, even if the Corporation meets the FDA’s primary endpoints of the clinical trial and receives approval from the FDA, such approval will be conditional upon completing Part 2 of the Phase 3 clinical trial. If Part 2 of the Phase 3 clinical trial does not show positive evidence on certain clinical outcomes, the FDA could withdraw its approval on the use of tesamorelin for the treatment of NASH in the general population. Finally, if the Corporation is unable to show substantial evidence that tesamorelin is safe and effective for the treatment of NASH in the general population through the conduct of one Phase 3 clinical trial, the FDA could require the Corporation to conduct an additional study.

The Corporation has decided to design its Phase 3 clinical trial based on the FDA guidelines requiring it to demonstrate “NASH resolution and no worsening of fibrosis” as primary endpoints. This trial design does not follow the current EMA guidelines which require a sponsor to demonstrate both (i) NASH resolution and no worsening of fibrosis and (ii) improvement of fibrosis by one stage without worsening of NASH as primary endpoints. Therefore, even if the Corporation meets the primary endpoints for FDA purposes, the EMA may not approve tesamorelin for the treatment of NASH in this territory since the trial was not designed to demonstrate both endpoints.

If the Corporation is unable to obtain approval of tesamorelin for the treatment of NASH in the United States, this would have material adverse effects on its revenues, financial results and long-term growth and prospects. In addition, even if the FDA approves tesamorelin for the treatment of NASH, the lack of an approval in Europe will limit the Corporation’s ability to maximize its revenue growth potential, therefore potentially hampering its long-term growth and prospects.

The development of TH1902 for the potential treatment of various types of sortilin-expressing cancers is still uncertain since results obtained from preclinical in vivo development work may not translate into human subjects. The goal of the Phase 1 clinical trial evaluating TH1902 is to determine the MTD that can be administered to human subjects and determine if any adverse side effects will be observed from the injection of TH1902 in human subjects. If the Corporation is unable to demonstrate similar results as obtained from its preclinical work, or if patients enrolled in the clinical trial are subject to serious adverse side effects, the Corporation may have to discontinue its Phase 1 clinical trial. Any interruption or halt in the Corporation’s Phase 1 clinical trial would materially adversely affect the development of its SORT1+ TechnologyTM platform, reduce its pipeline of drug candidates and could materially adversely affect its long-term growth and prospects.

Clinical failure can occur at any stage of clinical development. The Corporation’s Phase 1 clinical trial may not replicate results obtained from its preclinical in vivo work and we may not be able to determine the MTD into human subjects as a result of difficulty in enrolling patients, patients’ responsiveness to TH1902’s serious adverse side effects or patient deaths.

TH1902 is being developed as a potential treatment for severe, various life-threatening cancers that express SORT1 receptor. The Phase 1 clinical trial is being conducted with patients that are more prone than healthy subjects to exhibit certain diseases or adverse events. Some of these patients face life-threatening situations and may die during our Phase 1 clinical trial. If patients have serious adverse side effects from the administration of TH1902, it may become difficult to discern whether certain events or symptoms observed in those patients are directly related to TH1902. In the event of the death of a patient, the Corporation may have to suspend its Phase 1 clinical trial to determine whether such patient’s death is associated with the administration of TH1902. The suspension period could be lengthy since an investigation will need to be conducted to determine its causation. In the event the death of a patient is found not to be associated with TH1902, which would lead to the continuation of the Phase 1 clinical trial, the FDA may nonetheless require that the Corporation amend its Phase 1 clinical trial design by imposing various safety measures, the effect of which would be to increase its costs. In addition, the Corporation may have difficulty enrolling additional patients to resume the trial as a result of such death. The amendment of a Phase 1 clinical trial design, the obligation to add additional safety measures or the difficulty in enrolling additional patients would cause delays and increase the costs associated with the Corporation’s current Phase 1 clinical trial. If the death of a patient is found to be related to TH1902, the Corporation may have to halt or completely cease its Phase 1 clinical trial which could lead to the abandonment of the development of our SORT1+ TechnologyTM platform. The abandonment of the development of the Corporation’s SORT1+ TechnologyTM platform would reduce its pipeline of drug candidates and could materially adversely affect its long-term growth and prospects.

The conduct of clinical trials is subject to a variety of risks, many of which can be beyond the control of the Corporation forcing it to delay the initiation or conduct of clinical trials or forego same.

The beginning or completion of clinical trials may be delayed or prevented for several reasons, including, among others:

•	Negative results from the Corporation’s clinical trial resulting in a failure to meet the endpoints of its clinical trial;

•

Delays in reaching or failing to reach agreement on acceptable terms with clinical study sites, the terms of which can be subject to considerable negotiation and may vary significantly among different study sites;

•	Any breach of the terms of any contract research organization agreement by us or by our third-party suppliers that have responsibility to assist us with the conduct of our clinical trials;

•	Inadequate quantity or quality of the active pharmaceutical ingredient or other materials necessary to conduct clinical trials;

•

Challenges in recruiting and enrolling patients to participate in clinical trials, such as the proximity of patients to study sites, eligibility criteria to be included in a clinical trial, the nature of a clinical trial and the competition from other clinical study programs for the treatment of similar diseases as those the Corporation may seek to treat;

•	Severe or unexpected adverse drug effects experienced by patients;

•

Regulatory agencies requiring a sponsor to conduct additional clinical studies prior to approving a new drug application, an sBLA, or the equivalent thereof in other jurisdictions after review of Phase 3 clinical trial results;

•

Regulatory agencies may disagree with a sponsor ’s interpretation of data resulting from its Phase 3 clinical trials, or may change the requirements for approval even after they have approved the sponsor’s Phase 3 clinical trial design; and

•

Difficulties in retaining patients who have enrolled in a sponsor’s Phase 3 clinical trial but who may be prone to withdraw due to rigours of the clinical trial, lack of efficacy, side effects, personal issues or loss of interest.

In addition, clinical studies may also be delayed or terminated as a result of ambiguous or negative interim results. A sponsor may decide to suspend or terminate its clinical trial, or regulatory agencies could order a sponsor to do so for several reasons, including, among others:

•	Failure to conduct the clinical trial in accordance with the regulatory requirements of a sponsor’s study protocol; and

•

Inspections of the clinical study operations or study sites by regulatory agencies that would reveal deficiencies or violations requiring a sponsor to undertake corrective actions (to the extent any are available).

If the Corporation incurs any delay in the conduct of a clinical trial or decides to suspend or terminate such trial, this could materially adversely affect the business prospects of the Corporation and its potential long-term revenues derived from the potential sale of its drug candidates. Any delay or suspension of a clinical trial may also adversely impact the duration of the protection afforded by the issuance of patents covering the drug candidate subject to such clinical trial and lead to earlier entries of competitors in the market.

Regulatory agencies have not approved the F8 as being bioequivalent to the Corporation’s original commercialized formulation of tesamorelin. Under such circumstances, the Corporation may have to conduct additional clinical studies to prove the bioequivalence of the F8 against the original formulation, resulting in additional spending and delays in the use of the F8.

The Corporation has conducted studies to assess the bioequivalence of the F8 against the original 1 mg/vial commercialized formulation of tesamorelin (“F1”). These studies were conducted based on the current FDA regulation to show the bioequivalence of formulations. The Corporation has not filed an sBLA with the FDA seeking the approval of the F8 for commercial use. It contemplates making such filing in the first calendar quarter of 2022.

In addition, the Corporation has not manufactured validation batches of the F8 and is therefore currently unable to determine whether the manufacturing process will be stable and allow the commercial use of the F8, even if approved by the FDA as being bioequivalent to the F1.

If the FDA does not approve the F8 as being bioequivalent to the F1, the Corporation would have to conduct additional testing using the F8 which would delay the time by which the Corporation could commercialize the F8 and which would require the Corporation to incur additional capital expenditures, all of which could adversely affect the Corporation’s financial condition or results of operations. Furthermore, the non-approval of the F8 would prevent the Corporation from using the multi-dose pen injector that is currently under development for use with the F8.

The development of a multi-dose pen injector for the F8 is risky, and its commercial use is subject to the approval of regulatory agencies. There can be no guarantee that the development of the multi-dose pen injector will be successful or, even if successful, that it will be approved for commercial use by regulatory agencies. The failure to obtain approval of the multi-dose pen injector for use with the F8 could reduce the Corporation’s competitive advantage vis-à-vis other potential medicine for the treatment of NASH in the general population and also result in lower sales of tesamorelin approved for the treatment of lipodystrophy in HIV patients.

The Corporation has undertaken through third-party service providers the development of a multi-dose pen injector for the F8. Although the pen is already used with other drugs, some development is required to adapt its delivery system to the F8 dosing. The development of a device is complex, subject to failure, and there can be no guarantee that it will result in an approved drug-device for commercial use. Any issues encountered in developing such pen could delay its use in the development of tesamorelin for the treatment of NASH in the general population and reduce the likelihood of such device being approved for use in the treatment of NASH in the general population. Consequently, the Corporation could have to conduct additional clinical trials using the device and incur unplanned capital expenditures, thereby affecting the financial condition of the Corporation.

The Corporation could lose its competitive advantage vis-à-vis other potential medicine for the treatment of NASH in the general population if it is unable to develop or obtain approval of a multi-dose pen injector for its F8. The Corporation could also reduce the potential growth of its tesamorelin related-franchise for the treatment of HIV-associated lipodystrophy if it is unable to introduce a multi-dose pen injector using the F8 for the treatment of such disease. Any delays in getting the multi-does pen injector approved, or the non-approval thereof, will have a material adverse effect on the Corporation’s sales growth, financial results and business prospects.

Finally, the development of the multi-dose pen injector relies on agreements with single third-party service providers and exposes the Corporation to the risks faced by these third-party service providers, such as failure by these third parties to comply with applicable laws, the loss of their operating licenses, the loss of key personnel, the loss of key subcontractors, a shutdown of their facilities as a result of financial condition, a pandemic such as the COVID-19 pandemic or other force majeure issues, as well as their failure to perform their contractual obligations under the agreements with the Corporation. The occurrence of any of those instances would have a material adverse effect on the Corporation’s business, results of operations and financial condition.

If actual future payments for allowances for discounts, returns, rebates and chargebacks exceed the estimates the Corporation made at the time of the sale of its products, its financial position, results of operations, and cash flows may be negatively impacted.

Pursuant to the Corporation’s accounts and revenue recognition policies, the product revenue recognized quarter over quarter by the Corporation is net of estimated allowances for discounts, returns, rebates and chargebacks. Such estimates require subjective and complex judgment due to the need to make estimates about matters that are inherently uncertain. Based on industry practice, pharmaceutical companies, including the Corporation, have liberal return policies, sometimes making it difficult to estimate the timing and amount of expected revenues.

A chargeback is the difference between the price the wholesaler pays the Corporation (wholesale acquisition cost) and the price that the wholesaler’s customer pays for the Corporation’s product (contracted customer). The Corporation’s products were subject to certain programs with federal government qualified entities whereby pricing on products is discounted to such entities and results in a chargeback claim to the Corporation, or for the Corporation to bill certain qualifying Public Health Service end-users at government-mandated pricing. To the extent that the Corporation’s sales to discount purchasers, such as federal government qualified entities, increases, chargeback claims will also increase. There may be significant lag time between the Corporation’s original sale to the wholesaler and the Corporation’s receipt of the corresponding government chargeback claims from the Corporation’s wholesalers.

The Corporation’s products are subject to state government-managed Medicaid programs, whereby rebates for purchases are issued to participating state governments. These rebates arise when the patient treated with the Corporation’s products is covered under Medicaid. The Corporation’s calculations require the Corporation to estimate end-user and patient mix to determine which of its sales will likely be subject to these rebates. There is a significant time lag in the Corporation receiving these rebate notices (generally several months after its sale is made). The Corporation’s estimates are based on its historical claims from participating state governments, as supplemented by management’s judgment.

Although the Corporation believes that it has sufficient allowances, actual results may differ significantly from its estimated allowances for discounts, returns, rebates and chargebacks. Changes in estimates and assumptions based upon actual results may have a material impact on its financial condition, results of operations and cash flows. Such changes to estimates will be made to the financial statements in the period in which the estimate is changed. In addition, the Corporation’s financial position, results of operations and cash flows may be negatively impacted if actual future payments for allowances, discounts, returns, rebates and chargebacks exceed the estimates the Corporation made at the time of the sale of its products.

The Corporation has negative cash flow from its operating activities and the Corporation will require additional funding until it is able to generate positive cash flow from its operations.

During the fiscal year ended November 30, 2020, and for the nine-month period ended August 31, 2021, the Corporation had negative cash flow from operating activities. Continued negative operating cash flow may restrict the Corporation’s ability to pursue its business plan. Until the Corporation is able to generate positive cash flow from operations, its ability to finance its operations will be dependent on its ability to obtain additional external financing and ultimately on generating future profitable operations.  See “We did not generate a profit from our operation in the last fiscal year and there can be no guarantee that we will achieve consistent profitability.”, “We may not be able to generate sufficient cash from our operating activities to service our debt obligations.”, and “We may require additional funding and may not be able to raise the capital necessary to fund all or part of our capital requirements.” under the heading “Risk Factors” of the AIF.

The COVID-19 pandemic may continue to affect the Corporation’s operations and results.

The outbreak of COVID-19, and any other outbreaks of contagious diseases or other adverse public health developments, could have a material adverse effect on the Corporation’s operations, financial condition, liquidity, results of operations, and cash flows. The outbreak of COVID-19 has resulted in governmental authorities implementing numerous measures to try to contain the pandemic, such as travel bans and restrictions, quarantines, shelter in place orders, increased border and port controls and closures, and shutdowns. Although some governmental authorities are now relaxing some of their restrictions, in certain other countries, such as in major European countries, governmental authorities have started reimplementing restrictive measures. There remains considerable uncertainty regarding the effects of the pandemic on potential future measures that may be implemented.

As COVID-19 continues to be present and spread around the globe, the Corporation may experience disruptions that could severely impact its business and clinical trials, including:

•	patients limited access to the Corporation’s treatments and products;

•	diversion of healthcare resources prioritizing the treatment of patients suffering from COVID-19;

•	delays or difficulties in enrolling patients in the Corporation’s clinical trials;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	diversion of healthcare resources away from the conduct of clinical trials;

•	interruption of key clinical trial activities;

•	risk that participants enrolled in the Corporation’s clinical trials will acquire COVID-19 while the clinical trial is ongoing;

•	limitations in employee resources that would otherwise be focused on the commercialization of the Corporation’s products and the conduct its clinical trials;

•	delays in receiving authorizations from regulatory authorities to approve a drug candidate or to initiate the Corporation’s planned clinical trials;

•	delays in clinical sites receiving the supplies and materials needed to conduct the Corporation’s clinical trials;

•

changes in local regulations as part of a response to the COVID-19 pandemic which may require the Corporation to change the ways in which its clinical trials are conducted, which may result in unexpected costs, or the discontinuation of the clinical trials altogether;

•	interruptions or delays in preclinical studies due to restricted or limited operations at research and development laboratory facilities;

•	interruptions or delays in efforts to acquire data needed to support patent claims or otherwise expand the Corporation’s intellectual property portfolio; and

•

delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees.

The COVID-19 pandemic has significantly increased economic and demand uncertainty throughout North America and Europe. The COVID-19 pandemic has caused disruption and volatility in the global capital markets, which, depending on further developments, could impact the Corporation’s capital resources and liquidity in the future, including the availability of financing on attractive terms, if at all.

The extent to which COVID-19 could impact the Corporation’s operations, financial condition, liquidity, results of operations, and cash flows is still highly uncertain and will depend on future developments. Such developments may include the geographic spread and duration of COVID-19, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the pandemic.

Our management will have certain discretion concerning the use of proceeds.

The Corporation’s management will have certain discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

As a “foreign private issuer”, the Corporation is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to the Corporation’s shareholders.

The Corporation is a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act, and is permitted, under the MJDS adopted by the United States and Canada, to prepare its disclosure documents filed under the U.S. Exchange Act in accordance with Canadian disclosure requirements. Under the U.S. Exchange Act, the Corporation is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Corporation will not file the same reports that a U.S. domestic issuer would file with the SEC, although under the MJDS the Corporation will be required to file or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the officers, directors, and principal shareholders of the Corporation are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s shareholders may not know on as timely a basis when the officers, directors and principal shareholders of the Corporation purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a “foreign private issuer”, the Corporation is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Corporation is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Corporation will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.

In addition, as a “foreign private issuer”, the Corporation has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Corporation discloses the requirements it is not following and describes the Canadian practices it follows instead. The Corporation relies on this exemption. As a result, the shareholders of the Corporation may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

The Corporation is governed by the corporate and securities laws of Canada, which in some cases have a different effect on shareholders than the corporate laws of Delaware, U.S. and U.S. securities laws.

The Corporation is governed by the QBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with the Corporation’s charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Corporation by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the QBCA and Delaware General Corporation Law (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the Corporation’s articles) the QBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a majority vote; and (ii) under the QBCA, holders of 10% or more of the Corporation’s shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of the Corporation’s shares or assets.

A non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Furthermore, limitations on the ability to acquire and hold the Common Shares may be imposed by the Competition Act (Canada). This law permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in the Corporation. Otherwise, there are no limitations either under the laws of Canada or in the Articles on the rights of non-Canadians to hold or vote the Common Shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to the Corporation’s shareholders.

In addition, the Corporation’s shareholder rights plan entitles a rights holder, other than a person or group holding 20% or more of its Common Shares, to subscribe for additional Common Shares at a discount of 50% to the market price at that time, subject to certain exceptions.

As the Corporation is a Canadian corporation and the majority of its directors and officers are resident in Canada, it may be difficult for United States shareholders to effect service on the Corporation or to realize on judgments obtained in the United States.

The Corporation is incorporated under the laws of the Province of Québec with its principal place of business in Québec, most of its directors and officers are residents of Canada, some or all of the experts named in this prospectus are residents of Canada, and all or a substantial part of the Corporation’s assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon the Corporation or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against the Corporation or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Corporation or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. In addition, it may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. Any Prospectus Supplement that we file in connection with an offering of Securities by Selling Securityholders will include the following information:

•	the names of the Selling Securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each Selling Securityholder;

•	the number or amount of Securities of the class being distributed for the account of each Selling Securityholder;

•

the number or amount of Securities of any class to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement, as well as the net proceeds that any Selling Securityholders expect to receive. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. Details of any such investment, if applicable, will be set out in the applicable Prospectus Supplement. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

Unless otherwise set forth in the applicable Prospectus Supplement, we will not receive any proceeds from any sale of any Securities by Selling Securityholders.

During the fiscal year ended November 30, 2020, and for the nine-month period ended August 31, 2021, the Corporation had negative cash flow from operating activities. As of August 31, 2021, cash amounted to US$32,446,000 and bonds and money market funds amounted to US$19,138,000. To the extent that the Corporation has negative cash flow in any future period, the net proceeds from any sale of Securities may be used, in part, to fund such negative cash flow.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of the Interim Financial Statements which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Prior sales of the Corporation’s Securities will be provided, as required, in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRICE RANGE AND TRADING VOLUME

Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

SHARE CAPITAL

The authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares issuable in series of which, as of the date hereof, 95,121,639 Common Shares and no Preferred Shares were issued and outstanding.

DESCRIPTION OF COMMON SHARES

The Common Shares entitle the holders thereof to one vote per share. The holders of the Common Shares are entitled to receive any dividend declared by the Corporation on the Common Shares. Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation upon its dissolution, liquidation or winding-up.

Dividends

We have never declared or paid cash dividends on our Common Shares and do not anticipate paying any cash dividends on our Common Shares in the foreseeable future. We presently intend to retain future earnings, if any, to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares may be issued in one or more series, with such rights and conditions as may be determined by resolution of our board of directors (the “Board” or the “Board of Directors”), which shall determine the designation, rights, privileges, conditions and restrictions to be attached to the Preferred Shares of such series. There are no voting rights attached to the Preferred Shares except as prescribed by law. In the event of the liquidation, dissolution or winding-up of the Corporation, or any other distribution of assets of the Corporation among its shareholders, the holders of the Preferred Shares of each series are entitled to receive, in priority over the Common Shares and any other shares ranking junior to the Preferred Shares, any amount payable to them as a result of such liquidation, dissolution or winding-up. The holders of the Preferred Shares of each series are entitled to receive, in priority over the Common Shares and any other shares ranking junior to the Preferred Shares, any accrued cumulative dividend and any declared dividend remaining unpaid at the time of the distribution upon liquidation, dissolution or winding-up of the Corporation. The holders of Preferred Shares of each series are also entitled to such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to their respective series authorized to be issued. The Preferred Shares of each series shall be on a parity basis with the Preferred Shares of every other series with respect to payment of dividends and return of capital.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Subscription Receipts outstanding.

Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the “Escrow Agent”). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts are a security of ours that will entitle the holders to receive Common Shares or other Securities or combination of Securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, all or a portion of the subscription proceeds for the Subscription Receipts are held in escrow by the Escrow Agent, pending the satisfaction of the conditions. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are entitled to receive Common Shares or other Securities only upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an applicable Prospectus Supplement, to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscription Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price, including the currency at which the Subscription Receipts will be offered and whether the price is payable in instalments; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exchange or conversion of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security; (vi) the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Subscription Receipts which are exchangeable for other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.

DESCRIPTION OF WARRANTS

Warrants may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has 8,130,550 Warrants outstanding, exercisable at a price of US$3.18 per Common Share and expiring on January 19, 2024.

Warrants may be issued under a separate Warrant agreement or indenture. The applicable Prospectus Supplement will include details of the agreement or indenture pursuant to which such Warrants will be created and issued. A copy of any such Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Warrants offered under any Prospectus Supplement, and the extent to which the general terms of the Warrants described in this Prospectus may apply to those Warrants, will be described in the applicable Prospectus Supplement filed in respect of the Warrants. This description will include, where applicable: (i) the number of Warrants offered; (ii) the price, including the currency at which the Warrants will be offered; (iii) the terms, conditions and procedures for the exercise of Warrants for Common Shares or other Securities; (iv) the number of Common Shares or other Securities that may be obtained upon exercise of each Warrant; (v) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each Security; (vi) the terms applicable to the gross proceeds from the sale of such Warrants; and (vii) any other material terms and conditions of the Warrants.

The preceding description and any description of Warrants in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any Warrant agreement or indenture relating to such Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the applicable Prospectus Supplement. In the case of Warrants which are exercisable to purchase other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exercise of the Warrants until the issuance of those securities in accordance with the terms of the Warrants.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of Debt Securities. The particular terms and provisions of any Debt Securities offered, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in a Prospectus Supplement.

Debt Securities will be direct secured or unsecured obligations of the Corporation as described in the applicable Prospectus Supplement. Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the applicable Prospectus Supplement. The senior Debt Securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of the Corporation (except for unsecured and unsubordinated indebtedness preferred by mandatory provisions of law). The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the senior Debt Securities and all other senior indebtedness of the Corporation.

Debt Securities will be issued under one or more indentures (each a “Debt Indenture”) between the Corporation and a trustee that will be named in the applicable Prospectus Supplement. The Debt Indenture under which any Debt Securities are issued will be specified in the applicable Prospectus Supplement. The statements made hereunder relating to any Debt Indenture or of any instalment receipt and pledge agreement (see below) and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture or instalment receipt and pledge agreement, as applicable.

Each Debt Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. The applicable Prospectus Supplement will contain the terms and other information with respect to the Debt Securities being offered thereby, which may include the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)	the currency in which the Debt Securities may be purchased and the currency in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)	any applicable subordination provisions;

(d)	the offering price or the percentage of the principal amount or discount at which such Debt Securities will be issued;

(e)	the date or dates on which such Debt Securities will mature;

(f)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such interest rates (if any);

(g)	the dates on which any such interest will be payable and the record dates for such payments;

(h)	the name of the trustee under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(i)	any redemption term or terms under which such Debt Securities may be defeased;

(j)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	the place or places where principal, premium (if any) and interest (if any) will be payable;

(l)	any sinking fund provisions;

(m)	whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

(n)	the identity of the depositary for global securities;

(o)

whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

(p)

the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Debt Security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

(q)	the securities exchange(s) on which such series of Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed, if any;

(r)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the Debt Indenture;

(s)	any right of the trustee or the holders to declare the principal, premium (if any) and interest (if any) with respect to such series of Debt Securities to be due and payable;

(t)	the governing law of such Debt Securities and Debt Indenture;

(u)	any provisions relating to any security provided for such Debt Securities;

(v)	any exchange or conversion terms; and

(w)	any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

The Debt Securities may, at our option, be issued in fully registered certificated form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items).

The preceding description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Debt Indenture relating to such Debt Securities.

In the case of Debt Securities which are convertible into other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the conversion of the Debt Securities until the issuance of those securities in accordance with the terms of the Debt Securities and Debt Indenture.

The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt and pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things, (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date. A copy of any such instalment receipt and pledge agreement or similar agreement, once executed, will be filed by the Corporation with securities regulatory authorities after it has been entered into and will be available on the Corporation’s SEDAR profile at www.sedar.com and the Corporation’s EDGAR profile at www.sec.gov.

DESCRIPTION OF UNITS

The Corporation may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder. As at the date of this Prospectus, the Corporation has no Units outstanding.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be issued; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (x) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in fully registered certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security held in book-entry only form or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form

Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption amount, dividend or interest (as applicable) due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder of a Security held in book-entry only form that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION

We may sell the Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers; or (iii) through underwriters, dealers or agents in Canada, the United States and elsewhere where permitted by law, in any case for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Prospectus Supplement relating to a particular offering of Securities will also set out the terms of the offering of the Securities including, to the extent applicable: (i) the name or names of any underwriters, dealers or agents; (ii) any fees, discounts, commissions or other compensation payable to such underwriters, dealers or agents in connection with the offering; (iii) a description of services to be provided by underwriters, dealers or agents in relation to the offering; (iv) the method of distribution of the Securities; (v) the name of any Selling Securityholder; and (vi) in the event the offering is a fixed price distribution, the initial offering price and the proceeds that we will receive. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 (described below). Any public offering price and any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain Selling Securityholders. The Selling Securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the Selling Securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.

The Securities may also be sold directly by us or a Selling Securityholder at prices and upon terms agreed to by the purchaser and us or a Selling Securityholder, as applicable, or through underwriters, dealers or agents designated by us or a Selling Securityholder from time to time. Any underwriter, dealer or agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions or fees payable by us or by a Selling Securityholder to that underwriter, dealer or agent will be set out, in the applicable Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation and/or the Selling Securityholders to indemnification by the Corporation and/or the Selling Securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, the Corporation and/or the Selling Securityholders in the ordinary course of business.

Underwriters, dealers or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” as defined in and subject to limitations imposed by applicable securities laws which includes sales made directly on an existing trading market for our Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, as defined under applicable Canadian securities legislation, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless a Prospectus Supplement provides otherwise, any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. There is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities (other than the 5.75% Notes) or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities (other than the 5.75% Notes) in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Subscription Receipts, Warrants, Debt Securities (other than the 5.75% Notes) or Units, and the extent of issuer regulation. See “Risk Factors”. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

This Prospectus does not qualify any securities that would be “specified derivatives” as defined in NI 44-102.

CERTAIN INCOME TAX CONSIDERATIONS

Applicable Prospectus Supplements may describe certain Canadian and/or United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP and certain United States legal matters, to the extent they are addressed in any Prospectus Supplement, will be passed upon for us by Jenner & Block LLP. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTEREST OF EXPERTS

Except as set out below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this

Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company.

KPMG LLP is the auditor of the Corporation. KPMG LLP has confirmed that it is independent of the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. Further, KPMG LLP are independent accountants with respect to the Corporation under all relevant US professional and regulatory standards.

TRANSFER AGENTS AND NOTE TRUSTEE

The transfer agents and registrars for our Common Shares are Computershare Trust Company of Canada at its principal offices in Montreal, Québec and Toronto, Ontario and Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

The Note Trustee for our 5.75% Notes is Computershare Trust Company of Canada at its offices in Montreal, Québec.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus is a part insofar as required by Form F-10: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) the consent of KPMG LLP; (iii) powers of attorney from certain directors and officers pursuant to which the amendments to the Registration Statement may be signed; and (iv) the Debt Indenture, as applicable.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Theratechnologies Inc. (“we”, “us”, “our” or “the corporation”) is subject to the provisions of Chapter VI, Division VII of the Business Corporations Act (Québec) (the “Act”).

Under the Act, we must indemnify a director or officer of the corporation, a former director or officer of the corporation, a mandatary, or any other person who acts or acted at our request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at our request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. We must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, we may not indemnify the person and the person must repay to us any moneys advanced for such purposes. Furthermore, we may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to us any moneys advanced. We may also, with the approval of the court, in respect of an action by or on behalf of us or any other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In accordance with and subject to the Act, our by-laws provide that we are required to indemnify a director, officer or other mandatary of the corporation, a former director, officer or mandatary of the corporation, or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, to the extent permitted by the Act, as set forth above.

We maintain directors’ and officers’ liability insurance which insures the directors and officers of the corporation and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the corporation pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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EXHIBITS

Exhibit	Description

4.1	Management proxy circular of the Corporation, dated April 12, 2021 for the annual meeting of shareholders held on May 13, 2021, filed April 16, 2021 (incorporated by reference to Exhibit 99.2 to the Form 6-K of Theratechnologies Inc., filed on April 16, 2021) (File No. 001-35203).

4.2	Annual information form of the Corporation, dated February 24, 2021 in respect of the fiscal year ended November 30, 2020, filed February 25, 2021 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F of Theratechnologies Inc., filed on February 25, 2021) (File No. 001-35203).

4.3	Audited consolidated annual financial statements of the Corporation for the fiscal years ended November 30, 2020 and 2019, together with the notes thereto and the auditors’ report thereon, filed February 25, 2021, excluding the footnote to the audit report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F of Theratechnologies Inc., filed on February 25, 2021) (File No. 001-35203).

4.4	Management’s discussion and analysis of the Corporation for the fiscal year ended November 30, 2020, filed February 25, 2021 (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F of Theratechnologies Inc., filed on February 25, 2021) (File No. 001-35203).

4.5	Unaudited interim consolidated financial statements of the Corporation for the three and nine month periods ended August 31, 2021 and 2020, together with the notes thereto, filed October 13, 2021 (incorporated by reference to Exhibit 99.1 to the Form 6-K of Theratechnologies Inc., filed on October 13, 2021) (File No. 001-35203).

4.6	Management’s discussion and analysis of the Corporation for the three and nine month periods ended August 31, 2021, filed October 13, 2021 (incorporated by reference to Exhibit 99.2 to the Form 6-K of Theratechnologies Inc., filed on October 13, 2021) (File No. 001-35203).

4.7	Material change report of the Corporation dated January 20, 2021 with respect to the completion by Theratechnologies of a bought-deal public offering of 16,727,900 units at a price of US $2.75 per unit for aggregate gross proceeds to the Corporation of US $46,001,725, filed January 20, 2021.*

4.8	Material change report of the Corporation dated July 22, 2021 with respect to the timing of initiating a Phase 3 clinical trial evaluating tesamorelin for the treatment of non-alcoholic steatohepatitis and the securing of additional resources, including the search of a partner, to initiate such trial, filed July 22, 2021 (incorporated by reference to Exhibit 99.1 to the Form 6-K of Theratechnologies Inc., filed on July 23, 2021) (File No. 001-35203).

5.1	Consent of KPMG LLP.

5.2	Consent of Fasken Martineau DuMoulin LLP.

5.3	Consent of Jenner & Block LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

7.1	Form of Indenture*

*	To be filed by amendment.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Theratechnologies Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, Theratechnologies Inc. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of Theratechnologies Inc. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Theratechnologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Québec, Canada, on November 22, 2021.

THERATECHNOLOGIES INC.

By:	/s/ Paul Lévesque
Name: Paul Lévesque
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Lévesque and Philippe Dubuc, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on November 22, 2021:

Signature	Title

/s/ Paul Lévesque Paul Lévesque	President and Chief Executive Officer and Director

/s/ Philippe Dubuc Philippe Dubuc	Senior Vice President and Chief Financial Officer

/s/ Dawn Svoronos Dawn Svoronos	Chair of the Board

/s/ Gérald A. Lacoste Gérald A. Lacoste	Corporate Director

/s/ Dale Weil Dale Weil	Corporate Director

/s/ Gary Littlejohn Gary Littlejohn	Corporate Director

/s/ Andrew Molson Andrew Molson	Corporate Director

/s/ Alain Trudeau Alain Trudeau	Corporate Director

/s/ Joseph Arena Joseph Arena	Corporate Director

/s/ Frank A. Holler Frank A. Holler	Corporate Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Theratechnologies Inc. in the United States, on November 22, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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